Exhibit 10.22

INTRINSIC MEDICINE, INC.

COMMON STOCK ISSUANCE AGREEMENT

THIS COMMON STOCK ISSUANCE AGREEMENT (this “Agreement”) is entered into as of the date signed by the last party to sign it (the “Effective Date”), by and between INTRINSIC MEDICINE, INC., a Delaware corporation (the “Company”), and SOSV IV LLC, a Delaware limited liability company (“Recipient” and together with the Company, a “party”).

RECITALS

WHEREAS, in accordance with the terms of that certain Accelerator Contract for Equity dated September 30, 2019, by and between the Company and Recipient (the “ACE”), Recipient desires to convert all of the Total Purchase Amount thereunder (constituting $250,000 plus accrued interest) to 2,180,292 shares of the Company’s Common Stock pursuant to a “Review Conversion”, as defined therein (the “Shares”), and Company desires to issue the Review Shares to the Recipient on the terms set forth in this Agreement.

WHEREAS, Recipient further desires to enter a Common Stock Purchase Warrant entitling it to subscribe for and purchase from the Company up to 1,090,146 shares of the Company’s Common Stock at an exercise price equal to 81.25% of the offering price in the Company’s initial public offering in the form of that common stock purchase warrant issued in connection with that certain Securities Purchase Agreement, dated as of August 31, 2021, as amended, by and among the Company and the signatories thereto and attached hereto as Exhibit A (the “Warrant”) to satisfy in full any and all remaining obligations of the Company pursuant to Section 5(d) of the ACE, including the obligation of the Company to issue a warrant to purchase shares of Common Stock to Recipient, and the Company desires to issue the Warrant on the terms set forth in this Agreement and in the Warrant.

NOW, THEREFORE, IT IS HEREBY AGREED between the parties as follows:

AGREEMENT

1. Issuance of Common Stock. Recipient hereby agrees to acquire from the Company, and the Company hereby agrees to issue to Recipient, the Shares. The closing of the issuance and acquisition of the Shares (the “Closing”) shall occur immediately following execution of this Agreement, or at such other time and place as the parties may mutually agree. Promptly following the Closing, the Company will deliver a physical or electronic certificate representing the Shares to Recipient at the applicable address set forth on Recipient’s signature page to this Agreement.

2. Limitations on Transfer.

(a) Recipient agrees that it shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions of this Agreement and applicable securities laws. Furthermore, the Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws as of the Effective Date. Recipient acknowledges that it may be required to hold the Shares acquired hereunder indefinitely. During the period of time during which Recipient holds the Shares, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value shall be borne by Recipient.

(b) Recipient agrees not to make any disposition of all or any portion of the Shares unless and until:

(i) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the proposed transferee has agreed in writing to be bound by the transfer restrictions and other obligations and restrictions on Recipient contained in this Agreement, (B) Recipient has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, Recipient has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

3. Termination of ACE. Recipient hereby acknowledges that the issuance of Shares and the Warrant pursuant to this Agreement satisfies in full any and all obligations of the Company pursuant to the ACE, and that effective upon such issuances, the parties agree that the ACE is terminated and will be of no further force and effect, and the rights and obligations of each of the Parties thereunder shall terminate.

4. Restrictive Legends. All certificates representing the Shares (or any portion thereof) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto executed after the date hereof):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED;”

(b) Any legend required by applicable blue sky laws.

The Company shall be obligated to promptly reissue unlegended certificates at the request of Recipient (or a permitted transferee) if the Company has completed its first firm commitment underwritten public offering of its Common Stock registered under the Act (the “Initial Offering”) and such holder has obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

5. Investment Representations. In connection with the acquisition of the Shares, Recipient represents to the Company as follows:

(a) Recipient is aware of the Company’s business affairs and financial condition and is acquiring the Shares for investment for Recipient’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

(b) Recipient understands that the Shares have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Recipient’s investment intent as expressed herein.

(c) Recipient further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available. Recipient further acknowledges and understands that the Company is under no obligation to register the Shares. Recipient understands that the certificate evidencing the Shares will be imprinted with the legend set forth in Section 3(a) which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(d) Recipient is familiar with the provisions of Rule 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” or “control securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Shares may be resold by Recipient in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Recipient has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Recipient further understands that at the time it wishes to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and in such event, Recipient would be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

(f) Recipient represents that Recipient is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

6. Market Stand-Off Agreement. Recipient agrees that it shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock or other securities of the Company held by Recipient (whether now held or subsequently acquired), including the Shares (the “Restricted Securities”), during the 180-day period following the effective date of a registration statement of the Company filed under the Act in connection with the Company’s Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance by the underwriters with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Recipient agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Restricted Securities held by Recipient until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

7. Independent Counsel; Tax Consequences. Recipient acknowledges and agrees that Recipient has been advised that Cooley LLP (“Cooley”) has represented only the Company in connection with this Agreement and that Recipient has been advised to consult with its own tax, financial and legal counsel with respect to this Agreement. Recipient understands that it shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

8. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day and confirmed in writing by one of the other manners set forth in this section (either (a), (c), or (d)), (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address or electronic mail address as such party may designate by 10 days’ advance written notice to the other parties hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Recipient, and Recipient’s successors and assigns.

(c) Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Issuance Agreement to become effective on the date signed by the last party to sign it (as indicated by the date associated with that party’s signature below).

INTRINSIC MEDICINE, INC.

/s/ Alex Martinez
Alexander Martinez
Chief Executive Officer

Date: Mar 29, 2022

SOSVIVLLC
By: SOSV IV GP LLC

/s/ Sean O’Sullivan
Sean O’Sullivan
Managing Partner

Date: 5 April 2022

174 Nassau Street, Suite #3000,
Princeton NJ 08542
Attention: Sean O’Sullivan,
Managing Partner
Email: legal@sosv.com, sean.osullivan@sosv.com

[Common Stock Issuance Agreement Signature Page]

EXHIBIT A

FORM OF COMMON STOCK PURCHASE WARRANT